FIRST AMENDMENT
GENESIS FINANCIAL
PROMISSORY NOTE DATED DECEMBER 15, 2010

Genesis Financial, Inc., a Washington corporation, ("Maker") executed a Convertible Promissory Note in the amount of $250,000 payable to John R. Coghlan, ("Holder") on December 15, 2010.

Genesis Financial desires to amend the Convertible Promissory Note and John R. Coghlan consents to the amendment.

For good and valuable consideration, the adequacy, sufficiency and receipt of which, is hereby acknowledged, the following provisions of the Convertible Promissory Note are amended:

2. Payment
(b) Principal. Maker shall pay Holder the outstanding Principal Sum on, or before December 15, 2015.

Dated this 16th day of October, 2012.

Maker: Genesis Financial, Inc.

By: Virginia Walters
Title: Treasurer

John R. Coghlan

John R. Coghlan